                                                                  EXHIBIT 10.13

     THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                PROMISSORY NOTE

$4,345,465.07                                                 September 30, 1998
Palo Alto, California

     FOR VALUE RECEIVED, Headway Technologies, Inc. (California), a California corporation (the "Company"), hereby promises to pay to Maxtor Corporation (the "Holder"), its successors and assigns in lawful money of the United States of America, the principal sum of Four Million Three Hundred Forty-Five Thousand Four Hundred Sixty-Five Dollars and Seven Cents ($4,345,465.07), or such lesser principal amount as may be outstanding from time to time, hereunder. This Note shall bear interest (computed on the basis of a 30-day month and 360 day year) on the unpaid principal amount hereof at 7.5 per annum. All interest accrued on this Note shall become due and payable as set forth herein.

     The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

          1.   Definitions. As used in this Note, the following capitalized
               -----------
terms have the following meanings:

               (a) "Change of Control" shall mean (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any person or group (within the meaning of the Securities Exchange Act of 1934 and the roles of the Securities and Exchange Commission thereunder as in effect on the date hereof) shares representing more than 50% of the aggregate ordinary or special voting power represented by the issued and outstanding capital stock of Company or (b) occupation of a majority of the seats (other than vacant seats on the board of directors of Company by persons who were neither (i) nominated by the board of directors of Company (as comprised immediately after giving effect to the issuance of this Note nor (ii) appointed by directors so nominated.

               (b) "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

               (c) "Event of Default" has the meaning given in Section 9 hereof.

               (d) "Financial Statements" shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with Generally Accepted Accounting Principals. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

               (e) "GECC Obligations" shall mean all obligations owing to General Electric Capital Corporation, Tokyo Leasing (U.S.A.) Inc., Bank IV of Kansas N.A. and Norlease Inc., and any successors and assigns of the foregoing under the Master Security Agreement dated as of July 24, 1995 and each of the Notes issued in connection therewith together with related agreements, documents and certificates, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               (f) "Holder" shall mean the Person specified in the introductory paragraph of this Note and any permitted successor or assign.

               (g) "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing.

               (h) "Majority in Interest" shall mean, more than 50% of the aggregate outstanding principal amount of this Note and the other outstanding Notes of the Company issued on the same date hereof with substantially similar terms and the outstanding amount prepaid to the Company by SAE pursuant to the Prepayment Agreement dated February 4, 1997.

               (i)  "Maturity Date" shall mean June 30, 2000.

               (j) "Milestones" shall mean the Milestones described in Exhibit A hereto.

               (k)  "Note" means this Promissory Note.

               (l) "Partner" means any person holding an interest in a note or prepayment agreement which is entitled to be included in determining Majority in Interest.

               (m) "Permitted Liens" shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith; (iii) deposits under workers' compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) Liens securing obligations under any capital lease to which the Company is a party; provided that such Liens do not extend beyond the property leased under such capital lease, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof; (v) Liens upon any equipment or other property acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisition of such property, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto and such Lien attaches to such property within 90 days of its being acquired by the Company;
(vi) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (viii) Liens in favor of holders of Senior Indebtedness; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(x) Liens which constitute rights of setoff of a customary nature or banker's liens, whether arising by law or by contract; and (xi) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premium.

               (n) "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

               (o) "Reimbursement Obligations" shall mean all obligations of the Company owing Asahi Komag Company Ltd. and Hewlett-Packard Company under the Reimbursement Agreement dated as of February 4, 1997, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               (p) "Senior Indebtedness" shall mean, unless expressly subordinated to or made on a parity with the amounts due under this Note, the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other mounts due in connection with,
(i) indebtedness of the Company, to any commercial bank or other financial institution, under a revolving credit facility with a borrowing base of accounts receivable or inventory; (ii) GECC Obligations; (iii) Reimbursement Obligations; and (iv) obligations secured by Liens described in clauses (iv) or (v) of the definition of Permitted Liens.

          2.   Interest. All accrued and unpaid interest on this Note shall
               --------
compound monthly and shall be paid in full on the Maturity Date of this Note unless otherwise specified in Section 3 and 4 of this Note.

          3.   Mandatory Repayment. Subject to Section 4, the Company will make
               -------------------
an initial payment of $250,000.00 on October 31, 1998 and three consecutive quarterly payments of $250,000.00 with the first payment due on or before December 31, 1998. Subsequently, the Company will make an additional four quarterly payments of $,934,750.88 with the first quarterly payment due on or before September 30, 1999 and the last quarterly payment on or before June 30, 2000.

          4.   Alternative Repayment Schedule. In the event of  either (I) a
               ------------------------------
Change of Control, (ii) the Company completes an initial public offering raising gross proceeds in excess of Twenty Five Million Dollars ($25,000,000), or (iii) the Company fails to achieve a Milestone as defined in Exhibit A, the Holder may require the Company make such payments necessary such that, as of each of the dates set forth below (each a "Measurement Date") the Note shall have an outstanding balance equal to or less than the amounts set forth below (each a "Maximum Balance") for the corresponding Measurement Date. Should the Holder make such an election, the Company shall be required to make payments of $579,375.25 on each subsequent Measurement Date until the Note is fully repaid.

          Measurement Date                 Maximum Balance
          ----------------                 ---------------
          December 31, 1998                 $3,257,771.01
          March 31, 1999                    $2,739,861.53
          June 30, 1999                     $2,212,180.43
          September 30, 1999                $1,674,543.35
          December 31, 1999                 $1,126,762.43
          March 31, 2000                    $  568,646.29
          June 30, 2000                     $        0.00


          5.   Optional Prepayment. The Company may, from time to time, prepay
               -------------------
this Note in whole or in part.

          6.   Representations and Warranties. The Company represents and
               ------------------------------
warrants to the Holder that since February 4, 1997:

          (a) Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which failure to so qualify could have a material adverse effect on its business, properties or financial condition.

          (b) Corporate Power. The Company has all requisite legal and corporate power to issue the Note, and to carry out and perform its obligations under this Note.

          (c) Authorization. All corporate action on the part of the Company, its directors and its shareholders necessary for the authorization, sale, issuance and delivery of this Note has been taken. This Note constitutes the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          (d) Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local, or provincial governmental authority on the part of the Company is required in connection with the issuance of this Note.

          7.   Replacement of Existing Note. This Note is being issued in
               ----------------------------
replacement of the note dated February 4, 1997 issued by the Company in favor of the Holder in the face amount of $4,000,000.00 (the "Old Note"). Upon the acceptance of this Note by the Holder, the Old Note shall be deemed paid in full and terminated and of no further force and effect and the Company shall have no further obligations thereunder notwithstanding Section 18 of the Old Note or any other provision thereof to the contrary. The Company hereby agrees not to contest the enforceability of this Note.

          8.   Certain Covenants. While any amount is outstanding under the
               -----------------
Note, without the prior written consent of the Holder:

          (a) Liens. The Company shall not create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens without the consent of the Majority in Interest, which shall not be unreasonably withheld in the event that the Company grants the same collateral to the Partners as security for the Company's obligations under their respective notes or prepayment agreements.

          (b) Information Rights; Notices. The Company shall furnish to the Holder the following:

               (i)   Quarterly Financial Statements. Within forty-five (45) days
                     ------------------------------
     after the last day of each fiscal quarter of the Company, a copy of the Financial Statements of the Company for such quarter, certified by the chief financial officer or controller of the Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements;

               (ii)  Annual Financial Statements. Within ninety (90) days after
                     ---------------------------
     the close of each fiscal year of the Company, (i) copies of the audited Financial Statements of the Company for such year, audited by nationally or regionally recognized independent certified public accountants, (ii) copies of the opinions and management letters delivered by such accountants in connection with such Financial Statements, and (iii) an annual budget of the Company;

               (iii) SEC Reports. As soon as possible and in no event later
                     -----------
     than ten (10) Business Days after they are sent, made available or filed, copies of all registration statements and reports filed by the Company with the Securities and Exchange Commission and all reports, proxy statements and financial statements sent or made available by the Company to its shareholders generally;

               (iv)  Notice of Default. Promptly upon the occurrence thereof,
                     -----------------
     written notice of the occurrence of any Event of Default hereunder or any event of default with respect to any Senior Indebtedness; and

               (v)   Schedule of Indebtedness. Upon request by the Holder, the
                     ------------------------
     Company will provide a schedule of indebtedness within five business days.

          (c) Semi-annual Consultation. No more than once every six months, the Company will consult with and present to the Holder (or the Holder's representative), information with respect to the Company's technology and product achievements and a product road map. In this connection, Company will provide reasonable access to the technical employees for consultation with such employees.

          (d) Samples. The Company agrees to make available to Holder engineering and early production samples when available; provided that the Holder acknowledges that such samples are not commitments to specific production of equivalent product; and provided further that the Holder will evaluate samples in a timely manner.

          (e) Fair Dealing. The Company shall use all reasonable endeavors to allocate products among its customers fairly and in the event of shortages, on a pro rata basis. In addition, the Company will not grant any allocation preferences to any Person other than a Partner.

          (f) Certain Exceptions. Notwithstanding anything herein to the contrary, the Company shall not be required to provide any customer or supplier specific information with respect to individual customers or products.

          (g) Most Favored Nation Purchase Rights. The Company agrees to provide the Holder with pricing on any product purchases made by Holder or any third person on behalf of Holder at a 4% discount to the Company's "most favored nation price" as reasonably determined by the Company on the basis of substantially equivalent volume, technology and performance.

          9.   Events of Default. The occurrence of arty of the following shall
               -----------------
constitute an "Event of Default" under this Note and the other Transaction
Documents:

          (a) Failure to Pay. The Company shall fail to pay when due any principal or interest required under the terms of this Note on the date due and such payment shall not have been made within thirty (30) days of the Company's receipt of the Holder's written notice to the Company of such failure to pay; or

          (b)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty
(60) days of commencement.

          10.  Rights of Holder upon Default. Upon the occurrence and during the
               -----------------------------
continuance of any Event of Default (other than an Event of Default, referred to in Sections 9(b) and 9(c) but including, without limitation, any payment default under Section 4), the Holder may, by written notice to the Company, declare all outstanding principal and interest immediately due and payable, or may, as an alternative to the foregoing if the Event of Default is failure to pay pursuant to Section 3, require payment pursuant to Section 4 hereof. Upon the occurrence or existence of any Event of Default described in Sections 9(b) and 9(c), immediately and without notice, all outstanding principal and interest payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

          11.  Subordination. The indebtedness evidenced by this Note is hereby
               -------------
expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of the Company's Senior Indebtedness.

               (a)  Insolvency Proceedings. If there shall occur any
                    ----------------------
receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of the Company, (i) no amount shall be paid by the Company in respect of the principal of, interest on or other mounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and
(ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

               (b)  Default on Senior Indebtedness. If there shall occur an
                    ------------------------------
event of default which has been declared in writing with respect to arty Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and the Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no cash payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to the Holder pursuant to the terms of this Section 11 (b) during any 360 day period. Nothing in this Section 11 (b) shall be construed to restrict the Company's ability to honor the terms of any Purchase Agreement.

          (c)  Further Assurances. By acceptance of this Note, the Holder agrees
               ------------------
to execute and deliver standard forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to the Holder's rights hereunder, the Company may require that the Holder execute such forms of subordination agreement.

          (d)  Other Indebtedness. No indebtedness which does not constitute
               ------------------
Senior Indebtedness shall be senior in any respect to the indebtedness represented by this Note.

          (e)  Subrogation. Subject to the payment in full of all Senior
               -----------
Indebtedness, the Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this
Section 11) to receive payments and distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 11 shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

          (f)  Reliance of Holders of Senior Indebtedness. The Holder, by its
               ------------------------------------------
acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

     12.  Successors and Assigns. Subject to the restrictions on transfer
          ----------------------
described in Sections 13 below, the rights and obligations of the Company and the Holder hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     13.  Waiver and Amendment. Any provision of this Note may be amended,
          --------------------
waived or modified with a written instrument signed by the Company and the Holder.

     14.  Assignment. Neither this Note nor any of the rights, interests or
          ----------
obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or Holder without the prior written consent of the other party, except that the Company may assign its rights, interests and obligations hereunder in connection with an assignment in whole to a successor corporation to the Company; provided that such successor corporation acquires all or substantially all of the Company's property and assets and the Holder's rights hereunder are not impaired.

     15.  Notices. Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Stock Purchase

Agreement between Headway Holdings, Inc. and certain investors or on the register maintained by the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

     16.  Default Rate; Usury. In the event that any payment of principal or
          -------------------
interest provided for herein is not paid by the Company when due (including the entire unpaid balance of this Note in the event such amount is made immediately due and payable pursuant to the terms hereof and including any unpaid balances due pursuant to Section 4 hereof), then the Company shall pay interest on the such amounts not paid when due at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     17.  Waivers. The Company hereby waives notice of default, presentment or
          -------
demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     18.  Governing Law. This Note and all actions arising out of or in
          -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

     19.  Termination. This Note shall terminate upon the payment in full of
          -----------
all principal and interest outstanding hereunder. Upon such termination, neither the Company nor the Holder shall have any rights, obligations or liabilities hereunder. Upon such termination, neither the Company nor the Holder shall have any rights, obligations or liabilities hereunder; provided that the Company's obligation under Sections 8(c), (d), (e) and (g) hereof shall survive until the later to occur of (a) one year after such termination date, or (b) June 30, 2000.

          IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.


                                    HEADWAY TECHNOLOGIES, INC.



                                    By /s/ Thomas A. Surrow
                                       --------------------
                                       Name: Thomas A. Surrow
                                       Title: Chief Financial Officer

Acknowledged and Agreed:

MAXTOR CORPORATION

By /s/ Glenn H. Stevens
   --------------------
   Name: Glenn H. Stevens
   Title: Vice President, General
          Counsel and Secretary

                            EXHIBIT A - MILESTONES

                                                                                   Qty       ECD
                                                                                --------  --------
Gen 1 - intended as a first look only, not likely to meet Orion requirements
Headway to supply functional HGA @ 1.u" FHT                                      10 sets  11/23/98
Feedback to Headway Electrical performance                                                 12/2/98

Gen 2 - should come close to meeting Orion requirements
Headway to supply functional HGA @ 1.u" FHT w/improvements requested from        60 sets    2/1/99
Gen 1 w/ Maxtor AB
Feedback to Headway Electrical performance                                                  2/8/99
Drive Build Feedback                                                                       2/15/99
Headway to begin GMR Lifetime tests                                                         2/1/99

Orion Head / Media Qual
Headway to supply functional HGA @ 1.0 u" FHT w/improvements requested from     700 sets    3/1/99
Gen 2
Maxtor to populate Orion Head / Media Qualification tests                                   3/8/99
Maxtor to start standards and correlation activity                                          3/8/99
Maxtor to complete Orion Head / Media Qualification tests                                  4/23/99